The total number of sequentially numbered pages in this manually signed original is 17. Exhibit Index is sequential page no. 4.



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          April 28, 1997
                                                --------------------------------


                               INTEGON CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                         001-10997                  13-3559471
--------------------             --------------------       --------------------
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


           500 West Fifth Street, Winston-Salem, North Carolina 27152
-------------------------------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code       (910) 770-2000
                                                  -----------------------------

                                 Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)








                                  Page 1 of 12
                           Exhibit Index is on Page 4

Item 5.  Other Events

         On April 28, 1997, Integon Corporation (the "Company") issued a press release announcing that it will retain Goldman, Sachs & Co. to review strategic alternatives and reported first quarter 1997 results. A copy of the press release is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired.

                    None

         (b)      Pro Forma Financial Information.

                    None

         (c)      Exhibits.

                    Exhibit Number           Description
                    --------------           -----------
                         99.1                Press Release dated
                                             April 28, 1997 issued
                                             by the Company.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    INTEGON CORPORATION



       April 28, 1997                               By:   /s/ John C Head III
-------------------------                                ---------------------
            Date                                       John C Head III
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                  Exhibit Index



Exhibit Number                   Description                           Page No.
--------------                   ------------                         ---------
    99.1                 Press Release dated April 28, 1997              5
                         issued by the Company

                                  Exhibit 99.1


                       PRESS RELEASE DATED APRIL 28, 1997
                              ISSUED BY THE COMPANY


Integon Corporation
Winston-Salem, NC 27152

Analysts Contact:
Gay Huntsman (910) 770-8434

Media Contact:
Turner Coley (910) 760-3000



Integon Corporation Announces Retention of Goldman, Sachs & Co. to Review Strategic Alternatives

Reports First Quarter Results


Winston-Salem, NC, April 28, 1997 -- Integon Corporation (NYSE:IN) announced today that it has retained Goldman, Sachs & Co. to review all strategic alternatives available, including the sale of the Company, after recording a loss of $2.21 per share for the quarter ended March 31, 1997.

               During the first quarter of 1997, the Company experienced greater than anticipated physical damage loss activity related to the 1996 accident year. Furthermore, after an in-depth review of loss reserves using further loss experience and segmented data on a state-by-state and product type basis, the Company determined that reserves primarily related to automobile liability coverages needed to be strengthened.

               John C Head III, Chairman and Chief Executive Officer, stated, I am angry and personally embarrassed regarding the inadequacy of the loss reserves, and I am serious about maximizing shareholder value. The Company's business plan has not been executed satisfactorily and past performance has not been acceptable. Recognizing the

Integon Corporation
Page 2

Company's franchise in the growing nonstandard automobile insurance market, the Board of Directors and I agreed that all strategic alternatives should be reviewed to maximize the long-term value of the Company to its shareholders. While alternatives are being reviewed, Integon will not veer from its business plan to slow growth, raise prices, increase profitability and manage costs."


                            Financial Summary Table
                     (In thousands, except per share data)
                                   (Unaudited)

                                                   Three Months Ended March 31,
                                                  -----------------------------
                                                       1997           1996
                                                       ----           ----

Net Premiums Written                                   $202,554       $194,262

Total Revenues                                          209,219        178,820

Operating Earnings (Loss)                               (33,075)         2,035

Net Realized Investment Gains (Losses)
      (net of taxes)                                      (313)          1,350

Net Income (Loss)                                       (33,388)         3,385

Net Income (Loss) Available to Common
      Stockholders                                       (34,781)       1,992

Earnings Per Share (fully diluted)
     Operating Earnings (Loss)                            (2.19)         .04

     Net Realized Investment Gains (Losses)                (.02)         .09

     Net Income (Loss)                                    (2.21)         .13

Weighted Average Shares Outstanding                      15,736         15,903


               Financial results for the first quarter 1997 include an increase to loss reserves of $42.0 million, or $27.3 million ($1.73 per share) on an after-tax basis, and the related

Integon Corporation
Page 3

write off of deferred policy acquisition costs of $3.7 million, or $2.4 million ($.15 per share) on an after-tax basis. This action followed the completion of a
comprehensive   review  and  analysis  by  the  Company's actuarial  staff  and independent auditors.

               This reserve strengthening follows an increase to loss reserves of $12.5 million in fourth quarter 1996. Mr. Head commented, "Actions have been taken, are being taken and will continue to be taken to improve results going forward. These actions include price increases, tightening of underwriting restrictions in certain states, and raising down payments on some of the Company's premium payment plans.These actions are appropriate and should benefit financial results as we move forward."

               "Price increases already taken have had the expected effect of slowing premium growth. Net premiums written increased 4.3 percent in first quarter 1997 compared to first quarter 1996. This decrease from the growth rate of 28.6 percent for the full year 1996 over 1995 is appropriate. We expect a further slowing of premium growth through the remainder of 1997. Profitability, not growth, is the focus," Mr. Head said.

               The reported GAAP combined ratio for first quarter 1997 was 127.7 percent. After adjusting for the $42.0 million loss reserve strengthening and the related write off of deferred policy acquisition costs, the combined ratio for the first quarter 1997 was 104.4 percent. The combined ratio should improve as premiums written at increased price levels are earned. Additional price increases will continue to be taken. "We are confident in our accident year loss statistics, and we know which states and which products need corrective actions and which are performing at acceptable levels," stated Mr. Head.

               The GAAP expense ratio for first quarter 1997 was 26.1 percent compared to 21.2 percent in the same period of 1996 and 25.6 percent in the fourth quarter of 1996. The expense ratios for first quarter 1997 and fourth quarter 1996 reflect write offs of deferred

Integon Corporation
Page 4

policy acquisition costs. Without these write offs, the expense ratio for first quarter 1997 and fourth quarter 1996 would have been 24.2 percent and 23.8 percent, respectively. The Company continues to make long-term investments in technology that should lead to longer-term savings through increased efficiencies in dealing with its agents, insureds and claimants. Our expenses are within our business plan--our loss results are not, stated Mr. Head.

     Integon has replaced its chief actuary and expanded its actuarial staff. Joining the Company are Curtis M. Parker, Vice President and Chief Actuary, Daniel C. Pickens, Assistant Vice President and Assistant Actuary and Daniel D. Blau, Assistant Vice President and Assistant Actuary. Their job is to ensure that loss reserves and product pricing are adequate and remain adequate, stated Mr. Head.

     The Company's search for a new CEO will continue, but may be delayed.

               Integon Corporation, through its wholly owned property and casualty insurance subsidiaries, specializes in the underwriting and marketing of nonstandard and other specialty automobile insurance products to individuals. The Company, headquartered in Winston-Salem, North Carolina, markets its products through more than 13,000 independent agencies in 30 states.

               Please note that statements in this press release concerning future combined ratios, premiums growth and profit levels look forward in time and involve risks and uncertainties that may affect the Companys actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward looking statements: claims frequency, claims severity, severe adverse weather conditions, the cost of automobile repair, economic activity, competitive pricing and the regulatory environment in which the Company operates.

Page 5
Integon Corporation
April 28, 1997

                       INTEGON CORPORATION AND SUBSDIARIES
                             STATEMENT OF OPERATIONS
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)

                                                            Three Months Ended
                                                          ----------------------
                                                          3/31/97       3/31/96        Change
                                                          --------      --------       --------

Direct premiums written ...............................   $ 246,479     $ 229,664         7.3%
                                                          --------       --------
Net premiums written ..................................   $ 202,554     $ 194,262         4.3%
   Change in unearned premium .........................      (6,437)      (29,447)       78.1%
Premiums earned .......................................     196,117       164,815        19.0%
Net investment income (1) .............................       9,043         7,753        16.6%
Net realized investment gains (losses) ................        (481)        2,077      -123.2%
Other income ..........................................       4,540         4,175         8.7%
                                                            -------       -------
   TOTAL REVENUES .....................................     209,219       178,820        17.0%
                                                            -------       -------

Loss and loss adjustment expenses .....................     199,238       130,558        52.6%
Policy acquisition and other underwriting expenses ....      51,143        34,971        46.2%
Other expenses ........................................       4,747         4,049        17.2%
Amortization of goodwill ..............................         764           769        -0.7%
Interest expense ......................................       3,767         3,631         3.7%
                                                            -------       -------
   TOTAL EXPENSES .....................................     259,659       173,978        49.2%
                                                            -------       -------
INCOME (LOSS) FROM OPERATIONS BEFORE
   FEDERAL INCOME TAX (BENEFIT) AND DISTRIBUTIONS
   ON CAPITAL SECURITIES OF SUBSIDIARY TRUST ..........     (50,440)        4,842     -1141.7%
Federal income tax (benefit) ..........................     (18,042)        1,457     -1338.3%
                                                            -------       -------
Income (loss) before distributions on capital
   securities of subsidiary trust .....................     (32,398)        3,385     -1057.1%
Distributions on capital securities of subsidiary
   trust, net of federal income tax benefit of $533 ...        (990)         --
                                                            -------       -------
NET INCOME (LOSS) .....................................     (33,388)        3,385     -1086.4%
                                                            ========      =======
Preferred stock dividends .............................       1,393         1,393         0.0%
                                                            -------       -------
Net income (loss) available to common stockholders ....   ($ 34,781)    $   1,992     -1846.0%
                                                            ========      =======
Operating earnings (loss) .............................   ($ 33,075)    $   2,035     -1725.3%
Net realized investment gains (losses) (net of taxes) .        (313)        1,350      -123.2%
                                                            -------       -------
Net income (loss) .....................................   ($ 33,388)    $   3,385     -1086.4%
                                                            ========      =======
PER SHARE:
Primary
  Operating earnings (loss) ...........................    ($ 2.19)     $   0.04      -5575.0%
  Net realized investment gains (losses) (net of taxes)      (0.02)         0.09       -122.2%
                                                            -------       -------
  Net income (loss) ...................................    ($ 2.21)     $   0.13      -1800.0%
                                                            ========      =======
Fully diluted
  Operating earnings (loss) ...........................    ($ 2.19)     $   0.04      -5575.0%
  Net realized investment gains (losses) (net of taxes)      (0.02)         0.09       -122.2%
                                                            -------       -------
  Net income (loss) ...................................    ($ 2.21)     $   0.13      -1800.0%
                                                            ========      =======
Weighted average shares outstanding
  Primary .............................................      15,736        15,903
                                                            =======        =======
  Fully diluted .......................................      15,736        15,903
                                                            =======        =======
          (1)  Pre-tax yield                                   5.9%          6.1%
               After tax yield ........................        4.2%          4.3%
               Average duration of portfolio ..........     4.0 yrs.     4.6 yrs.

Page 6
Integon Corporation
April 28, 1997

                      INTEGON CORPORATION AND SUBSIDIARIES
                                 BALANCE SHEETS
                      In Thousands, Except Per Share Data)
                                  (Unaudited)



                                                            3/31/97        12/31/96
                                                            -------        --------
ASSETS

Fixed maturities available for sale
   (amortized cost:  $636,131 and $522,452) ............   $   625,104    $   521,311
Other long-term investments ............................         2,815          2,743
Cash and short-term investments ........................        33,536         43,838
Reinsurance receivable .................................       176,839        185,077
Premiums due and uncollected ...........................       250,661        248,537
Prepaid reinsurance premiums ...........................        52,584         48,909
Accounts and notes receivable ..........................        39,602         32,957
Accrued investment income ..............................         9,290          8,933
Deferred policy acquisition costs ......................        52,215         55,106
Property and equipment .................................        70,303         68,271
Goodwill ...............................................       106,193        106,957
Deferred income taxes ..................................        29,328         22,044
Other ..................................................        31,807         12,116
                                                            ----------     ----------
   Total assets ........................................   $ 1,480,277    $ 1,356,799
                                                            ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Unearned premiums ......................................   $   374,194    $   364,081
Loss and LAE payable ...................................       523,554        478,031
Accrued expenses and other liabilities .................       149,007        104,536
Short-term debt ........................................        10,000         44,000
Notes payable ..........................................       150,705        150,760
                                                            ----------     ----------
   Total liabilities ...................................     1,207,460      1,141,408
                                                            ----------     ----------

Company-obligated mandatorily redeemable capital
   securities of subsidiary trust holding solely Integon
   Corporation Junior Subordinated Debentures ..........       100,000           --
                                                            ----------     ----------

STOCKHOLDERS' EQUITY
Convertible preferred stock ............................            14             14
Common stock ...........................................           173            173
Additional paid-in capital .............................       147,891        147,891
Net unrealized depreciation of securities ..............        (7,080)          (700)
Retained earnings ......................................        69,640        105,834
Treasury stock .........................................       (37,821)       (37,821
                                                            ----------     ----------
   Total  stockholders' equity .........................       172,817        215,391
                                                            ----------     ----------

   Total liabilities and stockholders' equity               $1,480,277     $ 1,356,799
                                                            ==========     ===========

Book value per share ...................................   $      6.62    $      9.33
Loss and LAE payable, net of reinsurance receiable .....       355,196        306,915
Estimated statutory surplus ............................       262,697        245,919
Common shares outstanding ..............................        15,736         15,736


Page 7
Integon Corporation
April 28, 1997


                      INTEGON CORPORATION AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                         (In Thousands, Except Ratios)
                                  (Unaudited)

                              Three Months Ended March 31,                      Years Ended December 31,
                         -----------------------------------     ----------------------------------------------------------
                              1997                1996                1996                  1995               1994 (1)
                         -----------------   ---------------     -----------------     ---------------     ----------------
NET PREMIUMS WRITTEN

Nonstandard auto
  Top five states
    New York ........     $ 41,444   20.5% $  28,818   14.8%      $142,394    17.8%  $  88,546   14.3%      $ 17,901     4.9%
    Florida .........       31,146   15.4%    33,932   17.5%       121,301    15.2%    106,418   17.1%        68,779    18.9%
    North Carolina...       33,854   16.7%    26,904   13.9%       106,473    13.3%    104,650   16.9%       101,134    27.8%
    Virginia ........       16,653    8.2%    19,702   10.1%        75,388     9.5%     68,044   11.0%        56,401    15.5%
    Georgia .........       10,459    5.2%    10,538    5.4%        39,735     5.0%     37,247    6.0%        46,096    12.7%
                         -----------------   ---------------     ------------------   ----------------       ----------------
  Subtotal ..........      133,556   65.9%   119,894   61.7%       485,291    60.9%    404,905   65.2%       290,311    79.9%

  All other states
    Pennsylvania ....        6,632    3.3%     8,088    4.2%        35,257     4.4%     23,575    3.8%         3,588     1.0%
    Texas ...........        3,252    1.6%     8,076    4.2%        32,187     4.0%     15,935    2.6%         2,060     0.6%
    Ohio ............        4,308    2.1%     8,872    4.5%        29,463     3.7%     26,566    4.3%        12,412     3.4%
    Connecticut .....        2,818    1.4%     4,241    2.2%        18,923     2.4%     14,556    2.3%         5,273     1.5%
    Other states ....       29,660   14.6%    27,635   14.2%       121,820    15.3%     82,573   13.3%        20,960     5.8%
                        -----------------   ---------------     ------------------   ----------------       -----------------
Subtotal ..........         46,670   23.0%    56,912   29.3%       237,650    29.8%    163,205   26.3%        44,293    12.2%
                        -----------------   ---------------     ------------------   ----------------       -----------------
Total nonstandard ...      180,226   89.0%   176,806   91.0%       722,941    90.6%    568,110   91.5%       334,604    92.1%

Preferred risk ......        6,658    3.3%     6,468    3.3%        24,842     3.1%     24,576    4.0%        24,025     6.6%
Specialty auto ......       16,188    8.0%    10,988    5.7%        49,773     6.2%     26,347    4.2%         3,694     1.0%

Other ...............        (518)   -0.3%        --     --            433     0.1%      1,414    0.2%         1,144     0.3%
                        -----------------   ---------------      ------------------   ----------------      ------------------
Total ...............     $202,554  100.0% $ 194,262  100.0%      $797,989   100.0%  $ 620,447  100.0%      $363,467   100.0%
                        =================   ===============      ==================   ================      ==================


GAAP
   Loss ratio .......          101.6%          79.2%                 80.0%                73.4%                 70.4%
   Expense ratio ....           26.1%          21.2%                 22.4%                21.6%                 22.0%
                              -------        -------               -------              -------               -------
   Combined ratio ...          127.7%         100.4%                102.4%                95.0%                 92.4%
                              =======        =======               =======              =======               =======
STATUTORY
   Loss ratio .......          101.5%          76.8%                 79.4%                73.2%                70.8%
   Expense ratio ....           23.7%          22.9%                 22.1%                21.5%                21.7%
                              -------        -------               -------              -------               -------
   Combined ratio ...          125.2%          99.7%                101.5%                94.7%                92.5%
                              =======        =======               =======              =======               =======
ACCIDENT YEAR/QUARTER
   Loss ratio .......           80.0%            n/a                 85.0%                77.8%                75.8%
   Expense ratio ....           26.1%            n/a                 22.4%                21.6%                22.0%
                              -------        -------               -------              -------               -------
   Combined ratio ...          106.1%            n/a                107.4%                99.4%                97.8%
                              =======        =======               =======              =======               =======

(1)Includes Bankers and Shippers from the acquisition date of October 18, 1994.

Page 8
Integon Corporation
April 28, 1997


                      INTEGON CORPORATION AND SUBSIDIARIES
                            SUPPLEMENTAL INFORMATION
                         (In Thousands, Except Ratios)
                                  (Unaudited)

                                        Loss and LAE Payable, Net of Reinsurance Receivable
                                                  Strengthening by Accident Year                           Loss and LAE
                              ---------------------------------------------------------------------      Payable, Net of
                                  Accident Years      Accident Year   Accident Year                    Reinsurance Receivable
                                   1994 & prior           1995            1996              Total       as of March 31, 1997
                              ------------------       ------------   -------------       ---------     --------------------

Nonstandard auto
  Top five states (1) .............   ($ 11,539)      $  10,512       $  32,527           $  31,500      $ 195,892
  All other states ................      (3,724)          4,896          12,828              14,000        115,281
Total nonstandard auto ............     (15,263)         15,408          45,355              45,500        311,173

Preferred risk auto ...............         (62)           (207)            969                 700         10,725

Specialty auto ....................         553            (454)         (1,599)            (1,500)         20,433

Salvage & subrogation .............         892            (891)         (2,701)            (2,700)        (14,453)

All other loss and LAE payable,
primarily ULAE (2) ................         --              --             --                  --           27,318
                                      ----------      ---------       ----------         ----------      ---------

Total .............................   ($ 13,880)      $  13,856       $  42,024          $  42,000       $ 355,196
                                      ==========      =========       ==========         ==========      =========



                                                                                              Quarter
ACCIDENT YEAR/QUARTER ..............             Years Ended December 31,                 Ended March 31,
                                             -----------------------------------          ---------------
LOSS AND ALAE RATIO (2) ............          1994          1995          1996               1997
                                             -------       -------      -------           -------

Nonstandard auto
  Top five states (1) ..............          71.7%         74.1%         78.4%              70.7%
  All other states .................          78.7%         83.8%         88.1%              87.1%
Total nonstandard auto .............          73.1%         76.6%         81.5%              75.7%

Preferred risk auto ................          57.6%         65.7%         67.6%              66.2%

Specialty auto .....................          42.4%         65.8%         71.7%              59.6%

Total auto loss and ALAE ratio,
before salvage & subrogation .......          72.2%         75.8%         80.5%              74.3%

Salvage & subrogation ..............          -3.0%         -3.2%         -2.9%              -2.2%

Total auto loss and ALAE ratio .....          69.2%         72.6%         77.6%              72.1%

--------------
(1) Includes New York, Florida, North Carolina, Virginia and Georgia

(2) ULAE (unallocated loss adjustment expenses) are expenses incurred in the course of investigating and settling claims which are not directly attributable to specific claims. ALAE (allocated loss adjustment expenses) are expenses incurred in the course of investigating and settling claims which are directly attributable to specific claims.